EXHIBIT (4)(b)

FORM OF ENDORSEMENTS

FAMILY LIFE INSURANCE COMPANY

QUALIFIED PLAN ENDORSEMENT

The following tables are substituted for the corresponding tables set forth in the contract.

MINIMUM FIRST MONTHLY ANNUITY PAYMENT FOR EACH $1,000 APPLIED UNDER OPTION

OPTION 3 (Life Annuity), OPTION 4 (Life Annuity with 10 or 20 Years Guaranteed)

and OPTION 5 (Return of Fixed Account Value Guaranteed)

*Adjusted Age	Life Annuity	10 Years Guaranteed	20 Years Guaranteed	Return of Account Value	* Adjusted Age	Life Annuity	10 Years Guaranteed	20 Years Guaranteed	Return of Account Value
56	5.15	5.08	4.87	4.95	71	7.56	7.00	5.75	6.73
57	5.25	5.17	4.93	5.03	72	7.83	7.17	5.79	6.91
58	5.35	5.27	4.99	5.12	73	8.12	7.35	5.83	7.10
59	5.46	5.36	5.06	5.20	74	8.43	7.53	5.86	7.30
60	5.58	5.47	5.12	5.30	75	8.77	7.72	5.89	7.51

61	5.71	5.58	5.19	5.39	76	9.13	7.90	5.91	7.74
62	5.84	5.69	5.25	5.50	77	9.52	8.08	5.93	7.97
63	5.98	5.81	5.31	5.60	78	9.94	8.26	5.95	8.23
64	6.14	5.94	5.38	5.72	79	10.40	8.44	5.96	8.49
65	6.30	6.07	5.44	5.84	80	10.88	8.61	5.97	8.77

66	6.48	6.21	5.50	5.97	81	11.41	8.77	5.98	9.07
67	6.66	6.36	5.56	6.10	82	11.97	8.93	5.99	9.38
68	6.86	6.51	5.61	6.25	83	12.58	9.07	5.99	9.71
69	7.08	6.67	5.66	6.40	84	13.23	9.20	5.99	10.05
70	7.31	6.83	5.71	6.56	85	13.92	9.33	6.00	10.42

OPTION 6 (Joint and Survivor Life Annuity)

*Adjusted Age of Annuitant	*Adjusted Age of Joint Annuitant								*Adjusted Age of Annuitant
	50	55	60	65	70	75	80	85
50	4.21								50
55	4.31	4.47							55
60	4.41	4.61	4.82						60
65	4.49	4.74	5.02	5.30					65

70	4.55	4.84	5.19	5.58	5.98				70
75	4.60	4.92	5.32	5.81	6.37	6.95			75
80	4.63	4.98	5.42	5.99	6.69	7.50	8.36		80
85	4.65	5.01	5.49	6.12	6.93	7.95	9.14	10.36	85

Information for ages not shown will be furnished on request.

* “Adjusted Age” means attained age at last birthday adjusted as follows:

Annuity Date	Adjusted Age
Before 1990	Actual age
1990 - 1999	Subtract 1 year from actual age
2000 - 2009	Subtract 2 years from actual age
2010 - 2019	Subtract 3 years from actual age
2020 - 2029	Subtract 4 years from actual age
2030 and after	Subtract 5 years from actual age

The above tables are based on the combined male/female 1983 Table “a” for Individual Annuity Valuation with interest at 4%.

FAMILY LIFE INSURANCE COMPANY

Secretary

AY-174 186            End. for AY-2 (Policy - Var. Annuity - Portfolio Plus)

FAMILY LIFE INSURANCE COMPANY

UNISEX ANNUITY TABLES

The following tables are substituted for the corresponding tables set forth in the contract.

MINIMUM FIRST MONTHLY ANNUITY PAYMENT FOR EACH $1,000 APPLIED UNDER OPTION

OPTION 3 (Life Annuity), OPTION 4 (Life Annuity with 10 or 20 Years Guaranteed)

and OPTION 5 (Return of Fixed Account Value Guaranteed)

*Adjusted Age	Life Annuity	10 Years Guaranteed	20 Years Guaranteed	Return of Account Value	*Adjusted Age	Life Annuity	10 Years Guaranteed	20 Years Guaranteed	Return of Account Value
56	5.15	5.08	4.87	4.95	71	7.56	7.00	5.75	6.73
57	5.25	5.17	4.93	5.03	72	7.83	7.17	5.79	6.91
58	5.35	5.27	4.99	5.12	73	8.12	7.35	5.83	7.10
59	5.46	5.36	5.06	5.20	74	8.43	7.53	5.86	7.30
60	5.58	5.47	5.12	5.30	75	8.77	7.72	5.89	7.51

61	5.71	5.58	5.19	5.39	76	9.13	7.90	5.91	7.74
62	5.84	5.69	5.25	5.50	77	9.52	8.08	5.93	7.97
63	5.98	5.81	5.31	5.60	78	9.94	8.26	5.95	8.23
64	6.14	5.94	5.38	5.72	79	10.40	8.44	5.96	8.49
65	6.30	6.07	5.44	5.84	80	10.88	8.61	5.97	8.77

66	6.48	6.21	5.50	5.97	81	11.41	8.77	5.98	9.07
67	6.66	6.36	5.56	6.10	82	11.97	8.93	5.99	9.38
68	6.86	6.51	5.61	6.25	83	12.58	9.07	5.99	9.71
69	7.08	6.67	5.66	6.40	84	13.23	9.20	5.99	10.05
70	7.31	6.83	5.71	6.56	85	13.92	9.33	6.00	10.42

OPTION 6 (Joint and Survivor Life Annuity)

*Adjusted Age of	*Adjusted Age of Joint Annuitant								*Adjusted Age of
Annuitant	50	55	60	65	70	75	80	85	Annuitant
50	4.21								50
55	4.31	4.47							55
60	4.41	4.61	4.82						60
65	4.49	4.74	5.02	5.30					65

70	4.55	4.84	5.19	5.58	5.98				70
75	4.60	4.92	5.32	5.81	6.37	6.95			75
80	4.63	4.98	5.42	5.99	6.69	7.50	8.36		80
85	4.65	5.01	5.49	6.12	6.93	7.95	9.14	10.36	85

Information for ages not shown will be furnished on request.

*“Adjusted Age” means attained age at last birthday adjusted as follows:

Annuity Date	Adjusted Age
Before 1990	Actual age
1990 - 1999	Subtract 1 year from actual age
2000 - 2009	Subtract 2 years from actual age
2010 - 2019	Subtract 3 years from actual age
2020 - 2029	Subtract 4 years from actual age
2030 and after	Subtract 5 years from actual age

The above tables are based on the combined male/female 1983 Table “a” for Individual Annuity Valuation with interest at 4%.

FAMILY LIFE INSURANCE COMPANY

Secretary

AY-241 186

INDIVIDUAL VARIABLE ANNUITY CONTRACT ENDORSEMENT

Section 1.1 of the contract is amended to read:

MINIMUM PREMIUMS: The minimum premium is $50 for nonqualified plans and $10 for qualified plans. Premiums may be paid at any time without prior notice to us.

This endorsement controls over any contrary provisions of the contract.

FAMILY LIFE INSURANCE COMPANY

Secretary

AY-247

INDIVIDUAL VARIABLE ANNUITY CONTRACT ENDORSEMENT

Section *12.2 of the contract is amended to read:

Payments will be made for the period chosen. The period must be at least 5 years. With respect to the Variable Account only, this Option 2 is not available until 3 years after the last premium payment is made for this contract, and you may at any time choose to receive in a lump sum the present value of the remaining payments commuted at 4% interest. Such lump sum payment will be considered a withdrawal for purposes of Section 7.2.

This endorsement controls over any contrary provisions of the contract.

FAMILY LIFE INSURANCE COMPANY

Maureen F. Fisker, Secretary

INDIVIDUAL VARIABLE ANNUITY CONTRACT ENDORSEMENT

The provision of the contract entitled “TEN DAY RIGHT TO REVIEW CONTRACT” is hereby amended to read as follows:

You may cancel this contract within ten days after its receipt. Simply return or mail it to us or our agent. Within 7 days we will refund all your premiums or, if larger, the contract value on the date the returned contract is received by us or our agent.

FAMILY LIFE INSURANCE COMPANY

By
Secretary

ENDORSEMENT

Section 5.6 of the contract is amended to read:

MISSTATEMENT OF AGE: If the age of the Annuitant or a joint annuitant is misstated, annuity payments will be adjusted to reflect the correct age. Any amount we have overpaid as the result of such misstatement will be deducted from the next payments due under this contract. Interest on the overpayment will be charged at the rate of 6% per year. Any amount we have underpaid will be paid in full with the next payment due under this contract. We will pay interest on the underpayment at the rate of 6% per year.

Section 5.7 of the contract is amended to read:

PROOF OF AGE OR SURVIVAL: We may require satisfactory proof of age or survival of any person on whose continued life any payment under this contract depends.

Section 10.1 of the contract is also amended by deleting “and sex” from the fourth line.

This endorsement controls over any contrary provision of the contract.

FAMILY LIFE INSURANCE COMPANY

By
Secretary

ENDORSEMENT

The contract to which this endorsement is attached is issued in exchange for annuity contract no.                     , issued on                     .

FAMILY LIFE INSURANCE COMPANY

By
Secretary

AY-262     Endorsement - Portfolio Plus

ENDORSEMENT

Section 9.3 of the contract is amended to read:

“MINIMUM ANNUITY PAYMENT: If the net contract value to be applied at the annuity date is less than $2000, we may pay such amount in a lump sum. If any payment would be less than $20, we may change the frequency so payments are at least $20 each.”

Notwithstanding any contrary provision of the contract, the contract administration charge will be computed and deducted first from each sub-account of the Variable Account in the ratio of your interest in each to your contract value. If your Variable Account value is not sufficient, the remaining portion of the charge will be deducted from the Fixed Account. However, for years in which no premiums or transfers are allocated to the Fixed Account, no portion of the charge will be applied to the Fixed Account value that would reduce said value (adjusted for any withdrawal, transfer or loan) to an amount that is less than the previous year’s cash value plus interest accumulated at 3%.

This endorsement controls over any contrary provisions of the contract.

FAMILY LIFE INSURANCE COMPANY

By
Secretary

ENDORSEMENT

Section 1.4 of the contract to which this endorsement is attached is amended to read as follows:

ACCOUNT TRANSFERS: Upon notice to us, you may transfer all or part of your contract value among the Fixed Account and the sub-accounts of the Variable Account, except as limited by Section 8. A transfer from the Fixed Account to the Variable Account may not be made within six months of the date of issue or within six months of the date of any prior transfer, except for one transfer in January of each year. Transfers from the Variable Account to the Fixed Account must be at least thirty days apart. No transfer between sub-accounts of the Variable Account may be made within thirty days after the date of issue. Transfers between sub-accounts of the Variable Account must be at least thirty days apart. No transfers may be made between the Fixed Account and the Variable Account after the annuity date.

This endorsement controls over any contrary provisions of the contract.

FAMILY LIFE INSURANCE COMPANY

By
Secretary

ENDORSEMENT

Section 1.3 of the contract is amended to read:

PREMIUM ALLOCATION: Your premiums will be allocated to the Fixed Account or the sub-accounts of the Variable Account as you direct; however, for the first 14 days following the Date of Issue, all premiums allocable to the Variable Account will be allocated to the Reserve Assets Fund sub-account. On the first valuation day following such period, your Variable Account value will be reallocated to the sub-accounts as you have directed.

This endorsement controls over any contrary provision of the contract.

FAMILY LIFE INSURANCE COMPANY

By
Secretary

ENDORSEMENT

The contract to which this endorsement is attached is amended as follows:

Section 6.2.1: DEATH BEFORE THE ANNUITY DATE is amended to include:

If an Annuitant who is not an Owner dies (a) prior to the Annuity Date, and (b) prior to the Owners’ attainment of age 59 1⁄2, this contract will continue in force on the same terms as before such Annuitant’s death, but the Owner, or a person designated by the Owner, shall thereafter be the Annuitant.

Section 6.3.2, the SIMULTANEOUS DEATH provision, does not apply.

This endorsement controls over any contrary provision of the contract.

FAMILY LIFE INSURANCE COMPANY

By
Secretary

AY-308    Endorsement for AY-2 & AY-9-(Illegible)

Family Life Insurance Company

QUALIFIED PLAN ENDORSEMENT

The following tables are substituted for the tables set forth in the contract to which this endorsement is attached:

ANNUITY OPTION TABLES

MINIMUM GUARANTEED MONTHLY ANNUITY PAYMENT FOR EACH $1,000 APPLIED UNDER OPTION

OPTION 2 (Payments for a Fixed Period)

Years Payable	Each Payment	Years Payable	Each Payment	Years Payable	Each Payment
6	15.56	11	9.31	16	7.00
7	13.59	12	8.69	17	6.71
8	12.12	13	8.17	18	6.44
9	10.97	14	7.72	19	6.21
10	10.06	15	7.34	20	6.00

OPTION 3 (Life Annuity), OPTION 4 (Life Annuity with 10 or 20 Years Guaranteed)

and OPTION 5 (Return of Net Account Value Guaranteed)

*Adjusted Age	Life Annuity	10 Years Guaranteed	20 Years Guaranteed	Return of Net Account Value	*Adjusted Age	Life Annuity	10 Years Guaranteed	20 Years Guaranteed	Return of Net Account Value
50	4.62	4.58	4.48	4.50	68	6.66	6.36	5.56	6.10

51	4.68	4.64	4.53	4.56	69	6.86	6.51	5.61	6.25
52	4.75	4.71	4.58	4.62	70	7.08	6.67	5.66	6.40
53	4.82	4.78	4.64	4.68	71	7.31	6.83	5.71	6.56
54	4.90	4.85	4.69	4.74	72	7.56	7.00	5.75	6.73
55	4.98	4.92	4.75	4.81	73	7.83	7.17	5.79	6.91

56	5.06	5.00	4.81	4.88	74	8.12	7.35	5.83	7.10
57	5.15	5.08	4.87	4.95	75	8.43	7.53	5.86	7.30
58	5.25	5.17	4.93	5.03	76	8.77	7.72	5.89	7.51
59	5.35	5.27	4.99	5.12	77	9.13	7.90	5.91	7.74
60	5.46	5.36	5.06	5.20	78	9.52	8.08	5.93	7.97

61	5.58	5.47	5.12	5.30	79	9.94	8.26	5.95	8.23
62	5.71	5.58	5.19	5.39	80	10.40	8.44	5.96	8.49
63	5.84	5.69	5.25	5.50	81	10.88	8.61	5.97	8.77
64	5.98	5.81	5.31	5.60	82	11.41	8.77	5.98	9.07
65	6.14	5.94	5.38	5.72	83	11.97	8.93	5.99	9.38

66	6.30	6.07	5.44	5.84	84	12.58	9.07	5.99	9.71
67	6.48	6.21	5.50	5.97	85	13.23	9.20	5.99	10.05

OPTION 6 (Joint and Survivor Life Annuity)

*Adjusted Age of Annuitant	*Adjusted Age of Joint Annuitant																*Adjusted Age of Annuitant
	50		55		60		65		70		75		80		85
	100%	2/3	100%	2/3	100%	2/3	100%	2/3	100%	2/3	100%	2/3	100%	2/3	100%	2/3
50	4.16	4.45	4.26	4.60	4.36	4.77	4.43	4.96	4.49	5.17	4.54	5.40	4.57	5.64	4.59	5.88	50
55			4.41	4.77	4.54	4.97	4.67	5.19	4.76	5.44	4.84	5.70	4.89	5.98	4.93	6.26	55
60					4.74	5.20	4.92	5.46	5.09	5.76	5.22	6.08	5.31	6.42	5.37	6.75	60
65							5.19	5.79	5.45	6.15	5.67	6.55	5.84	6.97	5.96	7.38	65

70									5.83	6.61	6.19	7.12	6.49	7.66	6.72	8.20	70
75											6.73	7.78	7.24	8.50	7.66	9.24	75
80													8.03	9.47	8.76	10.49	80
85															9.91	11.90	85

Information for ages not shown will be furnished on request.

*“Adjusted Age” means attained age at last birthday adjusted as follows:

Annuity Date	Adjusted Age
Before 2000	Actual age
2000-2009	Subtract 1 year from actual age
2010-2019	Subtract 2 years from actual age
2020-2029	Subtract 3 years from actual age
2030 and after	Subtract 4 years from actual age

The above tables are based on the combined male/female 1983 Table “a” for Individual Annuity Valuation (set back one year) with interest at 4.0%.

FAMILY LIFE INSURANCE COMPANY

By
SECRETARY

Family Life Insurance Company

QUALIFIED RETIREMENT PLAN ENDORSEMENT

The contract is amended as follows:

The contract is issued to a custodian or trustee of a qualified retirement plan. Such custodian or trustee is the Owner and beneficiary unless the contract is distributed by the custodian or trustee to the Annuitant. If the contract has not been distributed to the Annuitant, the custodian or trustee of the qualified retirement plan may, upon death of the Annuitant, continue the contract in force on the same terms as before the Annuitant’s death. A person designated by the custodian or trustee shall thereafter be the Annuitant. Upon any distribution, the Annuitant becomes the Owner, and the following provisions apply:

1. After such distribution the contract is not transferable and may not be sold, assigned, discounted or pledged as security for a loan or as security for any other obligation, other than to Family Life Insurance Company. Annuity payments under the contract cannot be surrendered, commuted, assigned, encumbered or anticipated in any way. Only the Annuitant’s spouse may be designated as a Contingent Owner.

2. Distributions under the contract must satisfy the minimum distribution rules of Section 401(a)(9) of the Internal Revenue Code, including the incidental death benefit requirement.

3. An Annuitant who is married must have the consent of his or her spouse in order to: (a) withdraw all or part of the contract value; or (b) choose an annuity option other than “OPTION 6 - JOINT AND SURVIVOR LIFE ANNUITY.” (If no annuity option is chosen, Option 6 will be automatic.) The form of the spouse’s consent must satisfy Section 417 of the Internal Revenue Code.

4. Upon death of the Annuitant prior to the annuity date, leaving a spouse surviving, the death benefit will be paid under “OPTION 3 - LIFE ANNUITY” unless the spouse has consented to the designation of someone else as a beneficiary or elects a different annuity option. In either case, the form of consent or election must satisfy Section 417 of the Internal Revenue Code.

5. If an Annuitant is not married on the annuity date, and if no other annuity option is chosen, “OPTION 3 - LIFE ANNUITY” will be automatic.

6. The Annuity Date may not be later than April 1 of the calendar year after the calendar year in which you attain age 70 1/2 (or, if the contract was issued to a government plan or church plan as defined by the Internal Revenue Code, the latter of such date or April 1 of the calendar year following the calendar year in which the Annuitant retires).

7. If the Annuitant dies before the annuity date and the Annuitant’s surviving spouse continues this contract in force under the provisions of the contract, the annuity date may not be later than April 1 of the calendar year after the calendar year in which the Annuitant would have attained age 70 1/2.

8. If the contract was distributed after April 1 of the calendar year after the calendar year in which you attained age 70 1/2, payments under the contract may not be deferred and only the following annuity options are available: Option 1 or Option 2, payable in full within the Annuitant’s life expectancy, or Option 7.

9. Under “OPTION 1 - PAYMENTS OF A FIXED AMOUNT,” the term over which annuity payments are made may not exceed the Annuitant’s life expectancy, or the joint life expectancy of the Annuitant and the Annuitant’s spouse (or, if the Annuitant is not married, a designated second person), at the Annuity Date. If the Annuitant dies before the Annuity Date, the term may not exceed the life expectancy of the Annuitant’s surviving spouse.

10. Under “OPTION 2 - PAYMENTS FOR A FIXED PERIOD,” the period may not exceed the Annuitant’s life expectancy, or the joint life expectancy of the Annuitant and the Annuitant’s spouse (or, if the Annuitant is not married, a designated second person), at the Annuity Date. If the Annuitant dies before the Annuity Date, the period may not exceed the life expectancy of the Annuitant’s surviving spouse.

11. Under “OPTION 4 - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 or 20 YEARS,” the guarantee period selected may not exceed the Annuitant’s life expectancy or the joint life expectancy of the Annuitant and the Annuitant’s spouse (or, if the Annuitant is not married, a designated second person), at the Annuity Date. If the Annuitant dies before the Annuity Date, the guarantee period selected may not exceed the life expectancy of the Annuitant’s surviving spouse.

12. Under “OPTION 5 - LIFE ANNUITY WITH GUARANTEED RETURN OF CONTRACT VALUE,” the period required for distribution of the contract value applied under this option may not exceed the Annuitant’s life expectancy or the joint life expectancy of the Annuitant and the Annuitant’s spouse (or, if the Annuitant is not married, a designated second person), at the Annuity Date. If the Annuitant dies before the Annuity Date, the period required for distribution of such contract value may not exceed the life expectancy of the Annuitant’s surviving spouse.

13. If “OPTION 6 - JOINT AND SURVIVOR LIFE ANNUITY” is chosen, the second person must be the Annuitant’s spouse if the Annuitant has a spouse. If the Annuitant dies before the Annuity Date, Option 6 is not available to the beneficiary.

14. If the net contract value to be applied at the annuity date is less than $3,500, we may pay such amount in a lump sum.

15. Life expectancy will be determined according to Internal Revenue Service regulations and rulings.

This endorsement controls over any contrary provisions of the contract.

FAMILY LIFE INSURANCE COMPANY

By
SECRETARY

Family Life Insurance Company

INDIVIDUAL RETIREMENT ACCOUNT ENDORSEMENT

The contract is amended as follows:

1. The contract is issued to a custodian or trustee of an Individual Retirement Account. Such custodian or trustee is the Owner and beneficiary. Annuity payments under the contract cannot be surrendered, commuted, assigned, encumbered or anticipated in any way. The interest of the Annuitant is nonforfeitable.

2. Distributions under the contract must satisfy the minimum distribution rules of Section 401(a)(9) of the Internal Revenue Code, including the incidental death benefit requirement.

3. The Annuity Date may not be later than April 1 of the calendar year after the calendar year in which the Annuitant attains age 70 1/2

4. If the contract was issued after April 1 of the calendar year after the calendar year in which the Annuitant attained age 70 1/2, payments under the contract may not be deferred and only the following annuity options are available; Option 1 or Option 2, payable in full within the Annuitant’s life expectancy, or Option 7.

5. Under “OPTION 1 - PAYMENTS OF A FIXED AMOUNT,” the term over which annuity payments are made may not exceed the Annuitant’s life expectancy, or the joint life expectancy of the Annuitant and the Annuitant’s spouse (or, if the Annuitant is not married, a designated second person), at the Annuity Date. If the Annuitant dies before the Annuity Date, the term may not exceed the life expectancy of the Annuitant’s surviving spouse.

6. Under “OPTION 2 - PAYMENTS FOR A FIXED PERIOD,” the period may not exceed the Annuitant’s life expectancy, or the joint life expectancy of the Annuitant and the Annuitant’s spouse (or, if the Annuitant is not married, a designated second person), at the Annuity Date. If the Annuitant dies before the Annuity Date, the period may not exceed the life expectancy of the Annuitant’s surviving spouse.

7. Under “OPTION 4 - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 or 20 YEARS,” the guarantee period selected may not exceed the Annuitant’s life expectancy or the joint life expectancy of the Annuitant and the Annuitant’s spouse (or, if the Annuitant is not married, a designated second person), at the Annuity Date. If the Annuitant dies before the Annuity Date, the guarantee period selected may not exceed the life expectancy of the Annuitant’s surviving spouse.

8. Under “OPTION 5 - LIFE ANNUITY WITH GUARANTEED RETURN OF CONTRACT VALUE,” the period required for distribution of the contract value applied under this option may not exceed the Annuitant’s life expectancy or the joint life expectancy of the Annuitant and the Annuitant’s spouse (or, if the Annuitant is not married, a designated second person), at the Annuity Date. If the Annuitant dies before the Annuity Date, the period required for distribution of such contract value may not exceed the life expectancy of the Annuitant’s surviving spouse.

9. If “OPTION 6 - JOINT AND SURVIVOR LIFE ANNUITY” is chosen, the second person must be the Annuitant’s spouse if the Annuitant has a spouse. If the Annuitant dies before the Annuity Date, Option 6 is not available to the beneficiary.

10. Life expectancy will be determined according to Internal Revenue Service regulations and rulings.

11. We have the limited right to amend this contract at any time without your consent to conform the contract to changes in the Internal Revenue Code or in regulations or rulings of the Internal Revenue Service relating to Individual Retirement Annuity contracts, subject to the approval of the insurance regulator of the state in which this contract was issued. We will promptly provide you with a copy of any such amendment.

This endorsement controls over any contrary provisions of the contract.

FAMILY LIFE INSURANCE COMPANY

By
SECRETARY

Family Life Insurance Company

TAX-SHELTERED ANNUITY ENDORSEMENT

The contract is amended as follows:

1. The Annuitant is the Owner. The contract is not transferable and may not be sold, assigned, discounted or pledged as security for a loan or as security for any other obligation, other than to Family Life Insurance Company. Annuity payments under the contract cannot be surrendered, commuted, assigned, encumbered or anticipated in any way. Your interest in the contract is nonforfeitable. Only your spouse may be designated as a Contingent Owner.

2. Distributions under the contract must satisfy the minimum distribution rules of Section 401(a)(9) of the Internal

Revenue Code, including the incidental death benefit requirement.

3. The Annuity Date may not be later than April 1 of the calendar year after the calendar year in which you attain age 70 1/2 (or, if the contract was issued to a government plan or church plan as defined by the Internal Revenue Code, the latter of such date or April 1 of the calendar year following the calendar year in which the Annuitant retires).

4. If you die before the annuity date and your surviving spouse continues this contract in force under the provisions of the contract, the annuity date may not be later than April 1 of the calendar year after the calendar year in which you would have attained age 70 1/2.

5. If the contract was issued after April 1 of the calendar year after the calendar year in which you attained age 70 1/2, payments under the contract may not be deferred and only the following annuity options are available: Option 1 or Option 2, payable in full within the Annuitant’s life expectancy, or Option 7.

6. Under “OPTION 1 - PAYMENTS OF A FIXED AMOUNT,” the term over which annuity payments are made may not exceed your life expectancy, or the joint life expectancy of you and your spouse (or, if you are not married, a designated second person), at the Annuity Date. If you die before the Annuity Date, the term may not exceed the life expectancy of your surviving spouse.

7. Under “OPTION 2 - PAYMENTS FOR A FIXED PERIOD,” the period may not exceed your life expectancy, or the joint life expectancy of you and your spouse (or, if you are not married, a designated second person), at the Annuity Date. If you die before the Annuity Date, the period may not exceed the life expectancy of your surviving spouse.

8. Under “OPTION 4 - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 or 20 YEARS,” the guarantee period selected may not exceed your life expectancy or the joint life expectancy of you and your spouse(or, if you are not married, a designated second person), at the Annuity Date. If you die before the Annuity Date, the guarantee period selected may not exceed the life expectancy of your surviving spouse.

9. Under “OPTION 5 - LIFE ANNUITY WITH GUARANTEED RETURN OF CONTRACT VALUE,” the period required for distribution of the contract value applied under this option may not exceed your life expectancy or the joint life expectancy of you and your spouse (or, if you are not married, a designated second person), at the Annuity Date. If you die before the Annuity Date, the period required for distribution of such contract value may not exceed the life expectancy of your surviving spouse.

10. If “OPTION 6 - JOINT AND SURVIVOR LIFE ANNUITY” is chosen, the second person must be your spouse if you have a spouse. If you die before the Annuity Date, Option 6 is not available to the beneficiary.

11. Life expectancy will be determined according to Internal Revenue Service regulations and rulings.

12. Distributions from the contract attributable to contributions made pursuant to a salary reduction agreement (including withdrawals from the loan security reserve) may be made only (1) after you attain age 59 1⁄2, (2) upon separation from service, (3) upon death or disability, or (4) for an amount not greater than the total of such contributions in the case of hardship. Any withdrawal from the contract shall effect a surrender of the contract to the extent of such withdrawal. Any premium payments thereafter may be made only with our consent.

This endorsement controls over any contrary provisions of the contract.

FAMILY LIFE INSURANCE COMPANY

By
SECRETARY

ML LIFE INSURANCE COMPANY OF NEW YORK

717 FIFTH AVENUE

16TH FLOOR

NEW YORK, NEW YORK 10022

COMPANY NAME CHANGE

ENDORSEMENT

Effective September 11,1991, Royal Tandem Lite Insurance Company has changed its name to ML Life Insurance Company of New York. All references in the policy to the name Royal Tandem Life Insurance Company are replaced with the name ML Life insurance Company of New York as of that date.

All other provisions of the policy remain unchanged.

Barry G. Saolnick, Secretary

IMPORTANT: This endorsement becomes a part of your policy and should be attached to and kept with your policy.

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